Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-133067) of Avalon Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-3 No. 333-140335) of Avalon Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-3 No. 333-143562) of Avalon Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-3 No. 333-146937) of Avalon Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-143591) pertaining to Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-128904) pertaining to Avalon Pharmaceuticals, Inc.’s Amended and Restated 1999 Stock Plan and Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-138408) pertaining to Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan of our report dated February 14, 2008, with respect to the financial statements of Avalon Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ending December 31, 2007.

/s/  Ernst & Young LLP

McLean, VA
March 31, 2008